UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2006

UNITED INVESTORS GROWTH PROPERTIES

(Exact name of Registrant as specified in its charter)

            Missouri

  0-17645

  43-1483928

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

 of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

United Investors Growth Properties (the “Registrant”) owns a 100% interest in Deerfield Apartments, LLC, a South Carolina limited liability company (the “Seller”).  The Seller owns Deerfield Apartments (“Deerfield”), a 136-unit apartment complex located in Memphis, Tennessee.  On December 29, 2006 the Seller sold Deerfield to a third party, White Eagle Property Group, LLC, a New York limited liability company (the “Purchaser”).  The Purchaser purchased the property along with 6111 Ridgeway Crossing (“Ridgeway”), a 584-unit apartment complex also located in Memphis, Tennessee and owned by an entity affiliated with the Registrant’s general partner.  The total sales price for Deerfield and Ridgeway was $21,000,000, of which $4,500,000 represents the portion of the sales price allocated to Deerfield.  Deerfield is the last remaining asset of the Registrant.  The Registrant does not currently anticipate that there will be any distributable proceeds from this sale to the Registrant or the Registrant’s partners and anticipates liquidating during 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Investors Growth Properties

(a Missouri Limited Partnership)

By:

United Investors Real Estate, Inc.

General Partner

By:

/s/Martha L. Long

Martha L. Long

Senior Vice President

Date:

January 5, 2007